                                                                    EXHIBIT 4.09


================================================================================



                                   $66,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                               NASHUA CORPORATION,


                            THE BANKS PARTIES HERETO


                                       and


                                 CHEMICAL BANK,
                                    as Agent




                            Dated as of April 5, 1996



================================================================================

                                       TABLE OF CONTENTS
                                       -----------------


                                                                                         Page

SECTION 1.  DEFINITIONS..................................................................  1

         1.1  Defined Terms..............................................................  1
         1.1  Other Definitional Provisions.............................................. 22

SECTION 2.  AMOUNT AND TERMS OF LOANS.................................................... 22

         2.1  Revolving Credit Commitments............................................... 22
         2.2  Procedure for Revolving Credit Borrowing................................... 23
         2.3  Commitment Fee............................................................. 23
         2.4  Termination or Reduction of Commitments.................................... 23
         2.5  Term Loans................................................................. 23
         2.6  Repayment of Loans; Evidence of Debt....................................... 24
         2.7  Optional Prepayments....................................................... 25
         2.8  Mandatory Prepayments and Commitment Reductions............................ 25
         2.9  Interest Rates and Payment Dates........................................... 27
         2.10 Amendment Fee; Facility Fee; Collateral Monitoring Fee..................... 27
         2.11 Computation of Interest and Fees........................................... 28
         2.12 Pro Rata Treatment and Payments............................................ 28
         2.13 Requirements of Law........................................................ 29
         2.14 Taxes...................................................................... 30

SECTION 3.  LETTERS OF CREDIT............................................................ 31

         3.1  L/C Commitment............................................................. 31
         3.2  Procedure for Issuance of Letters of Credit................................ 32
         3.3  Fees, Commissions and Other Charges........................................ 32
         3.4  L/C Participations......................................................... 33
         3.5  Reimbursement Obligation of the Borrower................................... 34
         3.6  Obligations Absolute....................................................... 34
         3.7  Letter of Credit Payments.................................................. 34
         3.8  Application................................................................ 35

SECTION 4.  REPRESENTATIONS AND WARRANTIES............................................... 35

         4.1   Financial Condition....................................................... 35
         4.2   No Change................................................................. 35
         4.3   Corporate Existence; Compliance with Law.................................. 36
         4.4   Corporate Power; Authorization; Enforceable Obligations................... 36
         4.5   No Legal Bar.............................................................. 36
         4.6   No Material Litigation.................................................... 37
         4.7   No Default................................................................ 37

                                                                                         PAGE

         4.8   Ownership of Property; Liens.............................................. 37
         4.9   Intellectual Property..................................................... 37
         4.10  No Burdensome Restrictions................................................ 37
         4.11  Taxes..................................................................... 37
         4.12  Federal Regulations....................................................... 37
         4.13  ERISA..................................................................... 38
         4.14  Investment Company Act; Other Regulations................................. 38
         4.15  Subsidiaries.............................................................. 38
         4.16  Purpose of Loans.......................................................... 38
         4.17  Environmental Matters..................................................... 38

SECTION 5.  CONDITIONS PRECEDENT......................................................... 40

         5.1  Conditions to Extension of Credit.......................................... 40
         5.2  Conditions to Each Loan.................................................... 43

SECTION 6.  AFFIRMATIVE COVENANTS........................................................ 43

         6.1   Financial Statements...................................................... 44
         6.2   Certificates; Other Information........................................... 44
         6.3   Payment of Obligations.................................................... 45
         6.4   Conduct of Business and Maintenance of Existence.......................... 46
         6.5   Maintenance of Property; Insurance........................................ 46
         6.6   Inspection of Property; Books and Records; Discussions.................... 46
         6.7   Notices................................................................... 46
         6.8   Environmental Laws........................................................ 47
         6.9   Modifications to Indebtedness Under the Senior Notes...................... 47
         6.10  Further Assurances........................................................ 48
         6.11  Additional Collateral..................................................... 48
         6.12  Annual Collateral Audit................................................... 49
         6.13  1997 Financial Covenants.................................................. 49

SECTION 7.  NEGATIVE COVENANTS........................................................... 50

         7.1   Financial Condition Covenants............................................. 50
         7.2   Limitation on Indebtedness................................................ 51
         7.3   Limitation on Liens....................................................... 52
         7.4   Limitation on Guarantee Obligations....................................... 53
         7.5   Limitation on Fundamental Changes......................................... 53
         7.6   Limitation on Sale of Assets.............................................. 54
         7.7   Limitation on Leases...................................................... 54
         7.8   Limitation on Dividends................................................... 54
         7.9   Limitation on Capital Expenditures........................................ 55
         7.10  Limitation on Investments, Loans and Advances............................. 55
         7.11  Limitation on Optional Payments and Modifications of Debt Instruments..... 56
         7.12  Limitation on Transactions with Affiliates................................ 56

                                                                                         PAGE

         7.13  Limitation on Sales and Leasebacks........................................ 56
         7.14  Limitation on Changes in Fiscal Year...................................... 56
         7.15  Limitation on Negative Pledge Clauses..................................... 56
         7.16  Limitation on Lines of Business........................................... 57
         7.17  Hedge Agreements.......................................................... 57

SECTION 8.  EVENTS OF DEFAULT............................................................ 57

SECTION 9.  THE AGENT.................................................................... 60

         9.1  Appointment................................................................ 60
         9.2  Delegation of Duties....................................................... 61
         9.3  Exculpatory Provisions..................................................... 61
         9.4  Reliance by Agent.......................................................... 61
         9.5  Notice of Default.......................................................... 62
         9.6  Non-Reliance on Agent and Other Lenders.................................... 62
         9.7  Indemnification............................................................ 62
         9.8  Agent in Its Individual Capacity........................................... 63
         9.9  Successor Agent............................................................ 63

SECTION 10.  MISCELLANEOUS............................................................... 63

         10.1   Amendments and Waivers................................................... 63
         10.2   Notices.................................................................. 64
         10.3   No Waiver; Cumulative Remedies........................................... 64
         10.4   Survival of Representations and Warranties............................... 65
         10.5   Payment of Expenses and Taxes............................................ 65
         10.6   Successors and Assigns; Participations and Assignments................... 65
         10.7   Adjustments; Set-off..................................................... 68
         10.8   General Release.......................................................... 68
         10.9   Confidentiality.......................................................... 69
         10.10  Counterparts............................................................. 69
         10.11  Severability............................................................. 69
         10.12  Integration.............................................................. 69
         10.13  GOVERNING LAW............................................................ 70
         10.14  Submission To Jurisdiction; Waivers...................................... 70
         10.15  Acknowledgements......................................................... 70
         10.16  WAIVERS OF JURY TRIAL.................................................... 72

SCHEDULES


1.1(a)     Revolving Credit Commitments
1.1(b)     Term Loans
1.1(c)     Existing Letters of Credit
4.6        Material Litigation
4.9        Intellectual Property Claims
4.11       Taxes
4.15       Subsidiaries
4.17       Environmental Matters
6.2(c)     Borrowing Base Reports
7.2        Outstanding Indebtedness
7.3        Existing Liens
7.4        Guarantee Obligations
7.10(c)    Loans to Officers
7.10(g)    Existing Investments
7.12       Description of Intercompany Arrangements with Cerion
EXHIBITS

A-1        Form of Revolving Credit Note
A-2        Form of Term Note
B          Form of Collateral Agency and Intercreditor Agreement
C-1        Form of Borrower Security Agreement
C-2        Form of Subsidiaries Security Agreement
D          Form of Subsidiaries Guarantee
E-1        Form of Subsidiaries Pledge Agreement
E-2        Form of NPT Pledge Agreement
E-3        Form of NPII Pledge Agreement
E-4        Form of NPEI Pledge Agreement
F-1        Form of Borrowing Certificate
F-2        Form of Borrowing Base Certificate
G-1        Form of Opinion of Bingham Dana & Gold
G-2        Form of Opinion of Borrower's In-house Counsel
G-3        Form of Opinion of Richards, Layton & Finger
H-1        Form of Lock-Box Agreement
H-2        Form of Agency Agreement
I          Form of Assignment and Acceptance

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 5, 1996, among NASHUA CORPORATION, a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS") and Chemical Bank, a New York banking corporation, as agent for the Lenders hereunder (in such capacity, the "Agent").

                  WHEREAS, the parties hereto are also parties to the Credit Agreement dated as of January 5, 1995 (as amended, supplemented or modified, the "EXISTING CREDIT AGREEMENT") among the Borrower, the banks from time to time parties thereto and Chemical Bank;

                  WHEREAS, an Event of Default has occurred and is continuing under the Existing Credit Agreement;

                  WHEREAS, the Lenders are willing to waive the existing Event of Default, restructure the obligations of the Borrower under the Existing Credit Agreement and make additional extensions of credit hereunder, but only on the terms and subject to the conditions of this Agreement and the other Loan Documents.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                             SECTION 1. DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (or any successor) (the "BOARD") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ACCOUNTS": as defined in the definition of "Eligible Accounts Receivables".

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary or the parent corporation of such Person) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGENT": Chemical Bank, as agent for the Lenders under this Agreement and the other Loan Documents, or any successor Agent appointed pursuant to Section 9 of this Agreement.

                  "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the Aggregate Outstanding Revolving Extensions of Credit of such Lender and (b) the aggregate principal amount of all Term Loans made by such Lender then outstanding.

                  "AGGREGATE OUTSTANDING REVOLVING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN":  .50%.

                  "APPLICATION": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

                  "ASSET SALE": any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of its respective assets (including any sale and leaseback of assets).

                  "ASSIGNEE":  as defined in subsection 10.6

                  "AVAILABLE COMMITMENT": as to any Lender, at any time, an amount equal to the excess, if any, of (a) the lesser of (i) such Lender's Revolving Credit Commitment and (ii) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base then in effect minus
         (b) such Lender's Aggregate Outstanding Revolving Extensions of Credit.

                  "BASE CD RATE": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "BORROWER SECURITY AGREEMENT": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BORROWING BASE": an amount, calculated (without duplication) on a monthly basis, equal to the sum of (i) 50% of the aggregate Eligible Finished Goods Inventory, (ii) 40% of the aggregate Eligible Raw Materials Inventory, (iii) 35% of the aggregate Eligible Work in Process Inventory and (iv) 75% of the aggregate Eligible Accounts Receivable MINUS (x) $10,000,000 so long as the principal amount of Term Loans outstanding hereunder is equal to or greater than $10,000,000, or, if the principal amount of Term Loans outstanding hereunder is less than $10,000,000 on any Borrowing Date, such lesser amount. All calculations of the Borrowing Base shall be made initially by the Borrower and certified to the Agent by a Responsible Officer PROVIDED, HOWEVER, that the Agent shall have the final right to review and adjust, in its reasonable judgment, any such determination to more accurately reflect the Borrowing Base.

                  "BORROWING BASE CERTIFICATE":  as defined in subsection 6.2.

                  "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "BUSINESS":  as defined in subsection 4.17.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CAPITAL EXPENDITURES": with respect to any Person for any period, the sum of the aggregate of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows of such Person.

                  "CAPITALIZATION DOCUMENTS": all Certificates of Incorporation, Articles of Incorporation and By-laws for the Borrower and each of its Subsidiaries.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than twelve months from the date of acquisition of any Lender or of any domestic commercial bank having capital and surplus in excess of $500,000,000 which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six months from the date of acquisition, (v) auction rate preferred stock rated at least A3 or the equivalent thereof by Standard & Poor's Corporation or A- or the equivalent thereof by Moody's Investors Service, Inc., and (vi) floating rate tax exempt bonds rated at least MIG1 or the equivalent thereof by Standard & Poor's Corporation or SP1+ or the equivalent thereof by Moody's Investors Service, Inc.

                  "C/D ASSESSMENT RATE": for any day as applied to any Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
         [Section]327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's
         (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D RESERVE PERCENTAGE": for any day as applied to any Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "CERION":  Cerion Technologies, Inc.

                  "CERION NOTE": the $10,000,000 promissory note dated March 1, 1996 issued by Cerion and payable to the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CHEMICAL":  Chemical Bank.

                  "CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied in full or waived by the Agent and the Lenders.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COLLATERAL AGENT": Chemical Bank in its capacity as Collateral Agent under the Collateral Agency and Intercreditor Agreement and any successor thereto.

                  "COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT": the Collateral Agency and Intercreditor Agreement, substantially in the form of Exhibit B to this Agreement, among the Borrower, the Senior Noteholders, the Lenders and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "CONSOLIDATED CURRENT ASSETS": at any date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "CONSOLIDATED CURRENT LIABILITIES": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

                  "CONSOLIDATED FIXED CHARGES": for any period the sum, without duplication, of: (i) Consolidated Interest Expense; (ii) required scheduled amortization of Indebtedness (excluding any mandatory prepayments), determined on a consolidated basis in accordance with GAAP, for the period involved and discount or premium (other than deferred Yield Maintenance Premium under the Note Agreement) payable during such period relating to any such Indebtedness for any period involved, whether expensed or capitalized; and (iii) Consolidated Lease Expense, in each case of the Borrower and its Subsidiaries.

                  "CONSOLIDATED INTANGIBLES": at a particular date, all assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names, goodwill.

                  "CONSOLIDATED INTEREST EXPENSE": for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on the consolidated income statement of the Borrower and its Subsidiaries for such period.

                  "CONSOLIDATED LEASE EXPENSE": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to operating leases of real and personal property.

                  "CONSOLIDATED NET INCOME": for any period, the consolidated net income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

                  "CONSOLIDATED NET WORTH": at a particular date, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date (computed without regard to cumulative translation adjustments relating to foreign currencies after 12/31/95).

                  "CONSOLIDATED TANGIBLE NET WORTH": at a particular date, the excess, if any, of Consolidated Net Worth over Consolidated Intangibles as at such date.

                  "CONSOLIDATED OPERATING WORKING CAPITAL": as of the date of determination, Consolidated Current Assets of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP (other than cash and Cash Equivalents and current tax assets), minus Consolidated Current Liabilities of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP (other than Indebtedness and income taxes payable).

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DEFAULTED ACCOUNTS": as defined in the definition of "Eligible Accounts Receivable."

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "EBITDA": of any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of such Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations or restructuring of operations, (g) any extraordinary, unusual or non-recurring gains or credits, (h) any gain or loss associated with the sale of assets; (i) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any Subsidiary by the entity accounted for by the equity method of accounting); and (j) expenses incurred in connection with the Borrower's restructuring on or prior to the date hereof of its material Indebtedness.

                  "ELIGIBLE ACCOUNTS RECEIVABLES": the gross outstanding balance, determined in accordance with GAAP and stated on a basis consistent with the historical practices of the Borrower and its Subsidiaries as of the date hereof, of accounts receivable of the Borrower or any of its Subsidiaries arising out of sales of goods or services made by the Borrower or any of its Subsidiaries in the ordinary course of business ("ACCOUNTS"), less all finance charges, late fees and other fees that are unearned, and less (i) the value of any accrual which has been recorded by the Borrower or any of its Subsidiaries with respect to downward price adjustments and (ii) such other reserves as the Agent, in its reasonable judgment after consultation with the Borrower, shall deem appropriate (without duplication of items expressly excluded below). Without in any way limiting the discretion of the Agent to deem an Account eligible or ineligible, an Account is not eligible if:

                           (a) the Borrower and its Subsidiaries have not
                  complied with all material Requirements of Law, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Account (or any related contracts) or affecting the collectibility of such Account;

                           (b) such Account is not collaterally assignable or a
                  first priority security interest in such Account in favor of the Collateral Agent for the benefit of the Lenders and the Senior Noteholders has not been obtained and fully perfected;

                           (c) such Account is subject to any Lien whatsoever,
                  other than Liens in favor of the Collateral Agent for the benefit of the Lenders and the Senior Noteholders and other Liens permitted by this Agreement;

                           (d) the Borrower or the relevant Subsidiary, as the
                  case may be, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account debtor;

                           (e) such Account does not constitute a legal, valid
                  and binding irrevocable payment obligation of the Account debtor to pay the balance thereof in accordance with its terms or is subject to any defense, set-off, recoupment or counterclaim (and such Account shall be ineligible to the extent of the asserted amount of or value of such defense, set-off, recoupment or counterclaim);

                           (f) the Account debtor is the Borrower or an
                  Affiliate, Subsidiary, division or employee of the Borrower or any of its Subsidiaries (other than any Account that is otherwise an Eligible Account Receivable arising from a transaction entered into in the ordinary course of business on an arms'-length basis with any affiliate, upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable transaction with a Person not an Affiliate);

                           (g) such Account is an account of the United States
                  government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, unless, in the case of accounts of the United States government, agency or instrumentality the Federal Assignment of Claims Act is complied with, and in the case of any state government, agency or instrumentality any such applicable similar law is complied with;

                           (h) an estimated or actual loss has been recognized
                  in respect of such Account, as determined in accordance with the Borrower's usual business practice (each such Account, a "DEFAULTED ACCOUNT");

                           (i) such Account is from an Account debtor or an
                  Affiliate of an Account Debtor for which 15% of the Accounts owing from such Persons are Defaulted Accounts;

                           (j) any representation or warranty contained in this
                  Agreement or in any other Loan Documents applicable to such Account has been breached in any material respect;

                           (k) 25% or more of the outstanding amount of all
                  Accounts from the Account debtor in respect of such Account have become, or have been determined by the Agent to be, ineligible;

                           (l) the Account debtor has filed a petition for
                  relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), failed, suspended business operations, become insolvent, called a meeting of substantially all of its material creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                           (m) any portion of such Account has remained unpaid
                  for a period exceeding 60 days from the due date (but only to the extent of such overdue portion) or the Borrower or any of its Subsidiaries has reason to believe such Account is uncollectible;

                           (n) the sale represented by such Account is to an
                  Account debtor located outside one of the states of the United States, unless a letter of credit deemed acceptable by the Agent is held against such Account;

                           (o) the Account debtor is a supplier or creditor of
                  the Borrower or any of its Subsidiaries (but only to the extent of the lesser of (i) the amount owing from such Account debtor to the Borrower or the relevant Subsidiary, as the case may be, pursuant to Accounts that are otherwise eligible and
                  (ii) the amount owing to such Account debtor by the Borrower or the relevant Subsidiary, as the case may be);

                           (p) such Account is not denominated in Dollars
                  (unless a currency swap or similar hedge has been entered into with respect to such Account, the effect of which is to cause payments in respect of such Account to be denominated in Dollars) or is payable outside the United States;

                           (q) the sale represented by such Account is on a
                  bill-and-hold, undelivered sale, guaranteed sale, sale-or-return, consignment, or sale on approval basis or is subject to any right of return, set-off or charge-back, except customary product warranties;

                           (r) the Agent reasonably believes (after consultation
                  with the Borrower), that the collection of such Account is insecure or that such Account will not be paid;

                           (s) the Borrower or the relevant Subsidiary, as the
                  case may be, or any other party to such Account, is in default in the performance or observance of any of the terms thereof in any material respect;

                           (t) the Borrower or the relevant Subsidiary, as the
                  case may be, does not have good title to such Account as sole owner of such Account;

                           (u) such Account does not arise from the sale and
                  delivery of goods or rendition of services in the ordinary course of business to the Account debtor;

                           (v) such Account is on terms other than those normal
                  or customary in the business of the Borrower or the relevant Subsidiary, as the case may be;

                           (w) such Account has payment terms exceeding 60 days
                  from invoice date;

                           (x) if such Account were to constitute an Eligible
                  Account Receivable, more than 10% of all Eligible Accounts Receivables would be owing from the Account debtor in respect of such Account or any of its Affiliates (but only that portion of any such Account which would exceed such 10% limitation shall be deemed ineligible);

                           (y) any amounts payable under or in connection with
                  such Account are evidenced by chattel paper, promissory notes or other instruments, unless such chattel paper, promissory notes or instruments have been endorsed and delivered to the Agent;

                           (z) such Account has been paid by a check which has
                  been returned for insufficient funds if such check is in an amount of at least $10,000, provided that, in addition to the foregoing, a reserve in connection with Accounts which have been paid by checks which have been returned for insufficient funds shall be subtracted for purposes of calculating the Borrowing Base, which reserve shall equal $10,000 or such other amount as the Agent, in its sole discretion, shall determine; or

                           (aa) such Account has been placed with an attorney or
                  other third party for collection; or

                           (bb) such Account is an Account which the Agent in
                  its credit judgment shall reasonably deem not to be an Eligible Account, based on such credit and collateral considerations as the Agent may reasonably deem appropriate.

                  "ELIGIBLE INVENTORY": all inventory of the Borrower or any of its Subsidiaries ("INVENTORY"), valued at the lower of (i) cost determined in accordance with GAAP and stated on a basis consistent with the historical practices of the Borrower and its Subsidiaries as of the date hereof or (ii) market value, reduced (or, in the case of any positive adjustment pursuant to clause (x) below, increased) by (x) an adjustment, positive or negative, equivalent to the sum of the previous two months' standard cost variances that result when standard costs and actual costs differ, (y) the value of reserves which have been recorded by the Borrower or any of its Subsidiaries with respect to obsolete, slow-moving or excess Inventory or shrinkage and (z) such other reserves as the Agent, in its reasonable judgment after consultation with the Borrower, shall deem appropriate (without duplication of items expressly excluded below). Without in any way limiting the discretion of the Agent to deem an item of Inventory eligible or ineligible, any item of Inventory shall not be eligible if:

                           (a) such item of Inventory is not collaterally
                  assignable or a first priority security interest in such item of Inventory in favor of the Collateral Agent for the benefit of the Lenders and the Senior Noteholders has not been obtained and fully perfected by filing Uniform Commercial Code financing statements against the Borrower or the relevant Subsidiary;

                           (b) such item of Inventory is subject to any Lien
                  whatsoever, other than Liens in favor of the Collateral Agent for the benefit of the Lenders and the Senior Noteholders, and other Liens permitted hereby;

                           (c) such item of Inventory (i) is damaged or not in
                  good condition (to the extent not provided for by reserves or valuation methodology as described above) or (ii) does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale;

                           (d) such item of Inventory is not currently either
                  readily usable or salable, at prices approximating at least the cost thereof, in the normal course of the business of the Borrower or the relevant Subsidiary, as the case may be (to the extent not provided for by reserves as described above);

                           (e) any event shall have occurred or any condition
                  shall exist with respect to such item of Inventory which would substantially impede the ability of the Borrower or the relevant Subsidiary, as the case may be, to continue to use or sell such item of Inventory in the normal course of business;

                           (f) any claim disputing the title of the Borrower or
                  the relevant Subsidiary, as the case may be, to, or right to possession of or dominion over, such item of Inventory shall have been asserted;

                           (g) any representation or warranty contained in this
                  Agreement or in any other Loan Document applicable to Inventory has been breached in any material respect with respect to such item of Inventory;

                           (h) the Borrower or the relevant Subsidiary, as the
                  case may be, does not have good title as sole owner of such item of Inventory;

                           (i) such item of Inventory is owned by the Borrower
                  or any of its Subsidiaries, and has been consigned to other Persons, or is located at, or in the possession of, a vendor of the Borrower or such Subsidiary, or is in transit to or from, or held or stored by, third parties;

                           (j) in the case of any determination of the Borrowing
                  Base made after the date which is three months after the Closing Date, such item of Inventory is located on a leasehold in a state in which a landlord's lien is provided by statute or common law as to which the lessor has not entered into a landlord's waiver and consent, satisfactory in form and substance to the Agent, providing a waiver of any applicable Lien and providing the Agent with the right to receive notice of default, the right to repossess such item of Inventory at any time upon the occurrence or during the continuance of a Default or Event of Default and such other rights as may be acceptable to the Agent; PROVIDED that the Agent in its reasonable discretion may include such item of Inventory in the Borrowing Base after deducting a reserve in respect thereof in an amount the Agent reasonably deems appropriate against any claim that any such landlord may have against such item of Inventory;

                           (k) such item of Inventory is located outside of the
                  United States;

                           (l) such item of Inventory is evidenced by an
                  Account;

                           (m) such item of Inventory is subject to any
                  licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom the Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement;

                           (n) such item of Inventory consists of packing,
                  packaging and/or shipping supplies or shipping materials; or

                           (o) such item of Inventory has been otherwise
                  determined by the Agent (after consultation with the Borrower) to be unacceptable because the Agent reasonably believes that such item of Inventory is not readily salable under the customary terms on which it is usually sold;

                           (p) such item of Inventory constitutes a Material of
                  Environmental Concern; or

                           (q) such item of Inventory is an item of Inventory
                  which the Agent in its credit judgment shall reasonably deem not to be Eligible Inventory, based on such credit and collateral considerations as the Agent may reasonably deem appropriate.

                  "ELIGIBLE FINISHED GOODS INVENTORY": all Eligible Inventory that is finished and ready for sale in the ordinary course of business of the Borrower or any of its Subsidiaries.

                  "ELIGIBLE RAW MATERIALS INVENTORY": all Eligible Inventory that consists of raw materials that have not been used in any way in the processing, manufacturing or construction of any goods, or the rendering of any services, by the Borrower or any Subsidiary of the Borrower and is readily saleable as a raw material for use by any other Person in such Person's business.

                  "ELIGIBLE WORK IN PROCESS INVENTORY": all Eligible Inventory (other than Eligible Raw Material Inventory and Eligible Finished Goods Inventory) that constitutes work in process (not otherwise obsolete) in the ordinary course of business of the Borrower or any of its Subsidiaries.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXCESS CASH FLOW": of the Borrower and its Subsidiaries for any fiscal period, an amount equal to the excess of (a) the sum of (i) Consolidated Net Income for such fiscal period, (ii) depreciation and amortization expense, and all other non-cash charges which were deducted in determining Consolidated Net Income, (iii) any decrease in Consolidated Operating Working Capital during such period (computed by comparing Consolidated Operating Working Capital on the first day of such period with Consolidated Operating Working Capital on the last day of such period), (iv) any losses during such fiscal period in respect of the sale or other disposition of any asset which were subtracted in determining Consolidated Net Income, (v) all income taxes deducted in determining Consolidated Net Income during such period over
         (b) the sum of (i) Capital Expenditures during such fiscal period, but only to the extent permitted pursuant to subsection 7.9, plus (ii) any gains during such fiscal period in respect of the sale or other disposition of any asset which were added in determining Consolidated Net Income, plus (iii) all income taxes actually paid in cash during such fiscal period, plus (iv) all other non-cash credits which were added in determining Consolidated Net Income, plus (v) all scheduled mandatory payments of principal of the Term Loans pursuant to subsection 2.5(b) during such fiscal period, all optional prepayments of principal of the Term Loans during such fiscal period, all optional prepayments of principal of the Revolving Credit Loans pursuant to subsection 2.7 during such fiscal period (provided that there is a corresponding simultaneous permanent reduction of the Revolving Credit Commitments) and all scheduled mandatory or optional payments of principal and premium on the Senior Notes during such fiscal period, plus (vi) all payments of principal of other Indebtedness (other than in respect of the Loans and the Senior Notes) during such period provided there is a simultaneous permanent reduction of the lending commitment, if any, in respect of such Indebtedness, plus (vii) any increase in Consolidated Operating Working Capital during such period (computed by comparing Consolidated Operating Working Capital on the first day of such period with Consolidated Operating Working Capital on the last day of such period), in each case of the Borrower and its Subsidiaries. Excess Cash Flow shall exclude in any event any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any Subsidiary by the entity accounted for by the equity method of accounting).

                  "EXISTING CREDIT AGREEMENT": as defined in the recitals hereto.

                  "EXISTING LOANS": the Loans outstanding under (and as defined in) the Existing Credit Agreement on the Closing Date.

                  "FEDERAL FUNDS EFFECTIVE RATE": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FOREIGN PLEDGE AGREEMENTS": the Pledge Agreement, substantially in the form of Exhibit E-2, to be executed and delivered by Nashua Photo Inc., as the same may be amended, supplemented or otherwise modified from time to time.

                  "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

                  "FUNDED DEBT": shall mean (a) any loan, advance of funds, overdraft, or other borrowing, (b) any obligation under leases, conditional sale or other title retention agreements that, in accordance with GAAP, is required to be capitalized, (c) any reimbursement obligation not satisfied substantially contemporaneously with a drawing under any letter of credit, (d) any other financial obligation evidenced by a promissory note or similar instrument.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "GUARANTOR": any Person delivering a Guarantee pursuant to this Agreement.

                  "HEDGE AGREEMENTS": as to any Person, all interest rate or currency swaps, caps or collar agreements, forward foreign exchange contracts or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "HOLDBACK AMOUNT":  as defined in subsection 2.8(i).


                  "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (for the purposes of this clause (e), the amount of any such Indebtedness shall be equal to the lower of the amount of liability in respect thereof or the fair market value of the property subject to the Lien in respect thereof).

                  "INSOLVENCY": with respect to any Multi-employer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT":  pertaining to a condition of Insolvency.

                  "INTEREST PAYMENT DATE": as to any Loan, the last day of each March, June, September and December to occur while such Loan is outstanding.

                  "ISSUING BANK": Chemical Bank, in its capacity as issuer of any Letter of Credit.

                  "L/C COMMITMENT":  $5,000,000.

                  "L/C FEE PAYMENT DATE": the last day of each March, June, September and December.

                  "L/C OBLIGATIONS": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

                  "L/C PARTICIPANTS": the collective reference to all of the Lenders other than the Issuing Bank who purchased participating interests in the Letters of Credit, as set forth on Schedule 1.1(c).

                  "L/C PARTICIPATING INTEREST": as to any L/C Participant and as to the Issuing Bank with respect to the undivided interest in the Letters of Credit which the Issuing Bank has retained, the amount of such L/C Participant's or the Issuing Bank's undivided participating interest in the Letters of Credit, as set forth opposite such L/C Participant's or the Issuing Bank's name on Schedule 1.1(c) under the heading "L/C Participating Interests."

                  "LENDERS": shall have the meaning set forth in the preamble to this Agreement.

                  "LETTERS OF CREDIT":  as defined in subsection 3.1.

                  "LIEN": any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement, the Notes and the Applications, the Subsidiaries Guarantee, the Security Documents, the Collateral Agency and Intercreditor Agreement and the Pledge Agreements.

                  "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "LOAN PERCENTAGE": as to any Lender at any time, the percentage which the sum of the aggregate principal amount of such Lender's Loans and L/C Participating Interest then constitutes of the aggregate principal amount of the Loans and L/C Participating Interests then outstanding.

                  "LOCK-BOX AGREEMENT":  as defined in subsection 5.1(d).

                  "MAJORITY LENDERS": at any time, Lenders the Loan Percentages of which aggregate more than 50%.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

                  "MATERIAL ENVIRONMENTAL AMOUNT": an amount payable by the Borrower and/or its Subsidiaries in excess of $1,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MULTI-EMPLOYER PLAN": a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS":  in connection with:

                  (a) any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien in favor of the Collateral Agent) and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

                  (b) any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

                  "NON-EXCLUDED TAXES":  as defined in subsection 2.14.

                  "NOTE AGREEMENT": the Amended and Restated Note Agreement, dated as of even date herewith, among the Borrower and the Senior Noteholders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "NOTES": the collective reference to the Revolving Credit Notes and the Term Notes.

                  "NPT PLEDGE AGREEMENT": the Pledge Agreement to be executed and delivered by Cerion Holdings Inc. in favor of the Agent, substantially in the form of Exhibit E-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PARTICIPANT":  as defined in subsection 10.6.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PLEDGE AGREEMENTS": the collective reference to the Subsidiaries Pledge Agreement, the Foreign Pledge Agreements and the NPT Pledge Agreement.

                  "PRIME RATE": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "PROPERTIES":  as defined in subsection 4.17.

                  "REGISTER":  as defined in subsection 10.6.

                  "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

                  "REORGANIZATION": with respect to any Multi-employer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. [Section]2615.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                  "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a), as it may be permanently reduced from time to time in accordance with the terms of this Agreement. The aggregate Revolving Credit Commitments shall at no time exceed $18,000,000 of which $5,000,000 shall be available exclusively for Letters of Credit issued for the account of the Borrower and for Revolving Credit Loans the proceeds of which shall be used exclusively to reimburse draws under such Letters of Credit.

                  "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "REVOLVING CREDIT LOANS":  as defined in subsection 2.1.

                  "REVOLVING CREDIT NOTE":  as defined in subsection 2.6.

                  "SECURITIES": any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITY AGREEMENTS": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

                  "SECURITY DOCUMENTS": the collective reference to Subsidiaries Guarantee, the Security Agreements, the Pledge Agreements, the Lock-box Agreements and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "SENIOR NOTES": the Borrower's Senior Notes, due December 31, 1997, issued pursuant to the Note Agreement.

                  "SENIOR NOTEHOLDERS":  the holders of the Senior Notes.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multi-employer Plan.

                  "SUBSIDIARIES GUARANTEE": the Guarantee to be executed and delivered by each Domestic Subsidiary, Nashua Photo B.V. (Netherlands), Nashua Photo Limited (Canada), and Nashua Photo S.N.C. (France), substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARIES PLEDGE AGREEMENT": the collective reference to the Pledge Agreements to be executed and delivered by Nashua Photo Inc., Cerion Holdings Inc., Nashua Photo European Investments, Inc., Nashua Photo International Investments, Inc. and certain of the Foreign Subsidiaries in favor of the Collateral Agent, substantially in the form of Exhibits E-1, E-2, E-3 and E-4, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARIES SECURITY AGREEMENT": the Security Agreement to be executed and delivered by each Domestic Subsidiary in favor of the Collateral Agent, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARIES SECURITY DOCUMENTS": the collective reference to the Subsidiaries Pledge Agreement, the NPT Pledge Agreement, the Subsidiaries Security Agreement, and the Subsidiaries Guarantee.

                  "SUBSIDIARY": as to any Person, (i) a corporation, association, trust or other business entity of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (ii) any partnership of which such Person or any Subsidiary is a general partner or any partnership more than 50% of the equity interests of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries; PROVIDED that Cerion shall not be considered a Subsidiary of the Borrower after the initial public offering of its Capital Stock (on terms and conditions satisfactory to the Majority Lenders) is completed so long as the Borrower does not own, directly or indirectly more than 50% of the Capital Stock of Cerion. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "TERM LOAN":  as defined in subsection 2.5.

                  "TERM NOTE":  as defined in subsection 2.6.

                  "TERMINATION DATE": December 31, 1997 or such other date on which the Revolving Credit Commitments shall terminate in accordance with the provisions of this Agreement.

                  "THREE MONTH SECONDARY CD RATE": as defined in the definition of the term "ABR" in this subsection 1.1.

                  "TRANSFEREE":  as defined in subsection 10.6.

                  "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  1.1 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                      SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1 REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the lesser of (x) the amount of such Lender's Revolving Credit Commitment and (y) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base then in effect. A portion of the Existing Loans outstanding on the Closing Date equal to $5,000,000 shall be converted into and deemed to be Revolving Credit Loans made hereunder and subject to the terms and conditions hereof and each Lender shall be deemed to have made a Revolving Credit Loan to the Borrower hereunder on the Closing Date in an amount equal such Lender's Revolving Credit Commitment Percentage of $5,000,000. The foregoing conversion is a continuation, rearrangement and extension of, and not a novation, release or satisfaction of the Existing Loans. During the Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; PROVIDED that $5,000,000 of the Revolving Credit Commitments shall be available exclusively for the issuance of

Letters of Credit for the account of the Borrower and for Revolving Credit Loans the proceeds of which shall be used exclusively to reimburse draws under such Letters of Credit.

                  2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. Subject to the terms and conditions of this Agreement, the Borrower may borrow
Revolving Credit Loans during the Commitment Period on any Business Day PROVIDED, HOWEVER, that the Borrower shall give the Agent irrevocable notice thereof (which notice must be received by the Agent prior to 11:00 A.M., New York City time, on the requested Borrowing Date). On the day of receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent set forth in subsection on 10.2 or before 1:00 p.m. New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent as the Agent may direct. The proceeds of all such Revolving Credit Loans will then be made available to the Borrower by the Agent at the office of the Agent specified in subsection 10.2 by crediting the account of the Borrower on the books of such office of the Agent with the aggregate amount made available to the Agent by the Lenders and in like funds as received by the Agent.

                  2.3 COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of .50% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. Simultaneously with any permanent reduction of the Revolving Credit Commitments, the Borrower shall pay the accrued commitment fee on the unused portion thereof being permanently reduced.

                  2.4 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect and shall reduce the Lender's Revolving Credit Commitments pro rata in accordance with their respective Revolving Credit Commitment Percentages.

                  2.5 TERM LOANS. (a) A portion of the Existing Loans outstanding on the Closing Date equal to $48,000,000 shall be converted into and deemed to be term loans made hereunder and subject to the provisions hereof (each a "TERM LOAN" and collectively the "TERM LOANS") to the Borrower on the Closing Date by the Lenders. Each Lender shall be deemed to have made a Term Loan to the Borrower in a principal amount equal to such Lender's Term Loan Percentage (as set forth opposite such Lender's name on Schedule 1.1(b)) of $48,000,000. The foregoing conversion is a continuation, rearrangement and extension of, and not a novation, release or satisfaction of the Existing Loans.

                  (b) The Term Loan of each Lender shall be payable in five quarterly installments, due on the dates set forth below, in an amount equal to the percentage set forth below (opposite each such date) of the aggregate amount of the Term Loan of such Lender outstanding on October 1, 1996:

                  January 2, 1997                       12.5%
                  March 31, 1997                        12.5%
                  June 30, 1997                         12.5%
                  September 30, 1997                    12.5%
                  December 31, 1997                     50.0%

                  2.6 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8), and (ii) the principal amount of the Term Loan of such Lender, in accordance with the amortization schedule in subsection 2.5 of this Agreement (or the then unpaid principal amount of such Term Loan, on the date that the Term Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.6(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE"), and/or (ii) a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "TERM NOTE").

                  2.7 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the installments of principal thereof in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.

                  2.8 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) If any class of debt Securities of the Borrower or any of its Subsidiaries shall be issued or sold by the Borrower or any of its Subsidiaries or the Borrower or its Subsidiaries shall incur any Indebtedness (other than any debt Securities issued or Indebtedness incurred as permitted by subsection 7.2(a) through (e)) an amount equal to 100% of the Net Cash Proceeds from such issuance, sale or incurrence shall be paid to the Collateral Agent on the date of receipt thereof to be distributed by the Collateral Agent in accordance with the provisions of paragraph (f) of this subsection 2.8.

                  (b) If any class of common equity Securities of the Borrower or any of its Subsidiaries (other than the equity Securities of Cerion as provided for in subsection 2.8(d) and other than the issuance of equity to senior employees after the date hereof in an aggregate amount not in excess of $1,000,000 in connection with management incentive programs) shall be issued or sold, or if the Borrower or any of its Subsidiaries shall receive payments of principal of the Cerion Note, an amount of the Net Cash Proceeds received by the Borrower or its Subsidiaries from such issuance or sale or the amount of such principal payments equal to 100% (or, provided no Event of Default shall have occurred and is continuing, 75% after mandatory prepayments of principal of the Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding Letters of Credit) and principal of Senior Notes have been paid to the Lenders and the Senior Noteholders in an aggregate amount equal to $50,000,000 less the Holdback Amount) of such Net Cash Proceeds or of such principal payments shall be paid to the Collateral Agent on the date of receipt of any such Net Cash Proceeds from such issuance or sale or of any such principal payments to be distributed by the Collateral Agent in accordance with the provisions of paragraph (f) of this subsection 2.8.

                  (c) The Net Cash Proceeds received by the Borrower and its Subsidiaries from any Asset Sale (other than sales of assets permitted by subsection 7.6(a) through (e)), in an amount equal to 100% (or, provided no Event of Default shall have occurred and is continuing, 75% after mandatory prepayments of principal of the Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding Letters of Credit) and principal of Senior Notes have been paid to the Lenders and the Senior Noteholders in an aggregate amount equal to $50,000,000 less the Holdback Amount) of such Net Cash Proceeds shall be paid to the Collateral Agent on the date of receipt of any such Net Cash Proceeds from such sale or disposition to be distributed by the Collateral Agent in accordance with the provisions of paragraph (f) of this subsection 2.8.

                  (d) In the case of any issuance or sale of equity Securities of Cerion on terms and conditions satisfactory to the Majority Lenders, the Net Cash Proceeds from the sale of such equity Securities by the Borrower (and not the net proceeds from the issuance of equity Securities by Cerion) in an amount equal to 100% (or, provided no Event of Default shall have occurred and is continuing, 75% after mandatory prepayments of principal of the Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding Letters of Credit) and principal of Senior Notes have been paid to the Lenders and the Senior Noteholders in an aggregate amount equal to $50,000,000 less the Holdback Amount) of such Net Cash Proceeds of such sale or issuance received by the Borrower or any of its Subsidiaries shall be paid to the Collateral Agent on the date of such issuance or sale to be distributed by the Collateral Agent in accordance with the provisions of paragraph (f) of this subsection 2.8.

                  (e) Within 45 days of the end of fiscal year 1996, the Borrower shall pay to the Collateral Agent 100% (or, provided no Event of Default shall have occurred and is continuing, 75% after mandatory prepayments of principal of the Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding Letters of Credit) and principal of Senior Notes have been paid to the Lenders and the Senior Noteholders in an aggregate amount equal to $50,000,000 less the Holdback Amount) of Excess Cash Flow for such fiscal year to be distributed by the Collateral Agent in accordance with the provisions of paragraph (f) of this subsection 2.8.

                  (f) Any payments made to the Collateral Agent pursuant to subsections 2.8 (a) through (e) hereof shall be distributed by the Collateral Agent in accordance with subsection 3.4 or 3.5 (as applicable) of the Collateral Agency and Intercreditor Agreement.

                  (g) All amounts distributed to the Agent pursuant to clauses "THIRD" or "FOURTH" of subsection 3.5 of the Collateral Agency and Intercreditor Agreement shall be applied as provided in such clauses. All amounts distributed to the Agent pursuant to clause "Fifth" of subsection 3.5 of the Collateral Agency and Intercreditor Agreement shall be applied FIRST to the prepayment of the Term Loans (including interest thereon) in inverse order of maturity until the Term Loans are paid in full, and SECOND to the cash collateralization of all outstanding Letters of Credit, and THIRD to the prepayment of the Revolving Credit Loans (including interest thereon) and the permanent reduction of the Revolving Credit Commitments by an amount equal to the amount of such prepayment and FOURTH to all other amounts payable hereunder.

                  (h) The Borrower shall from time to time immediately prepay outstanding Revolving Credit Loans to the extent that the Aggregate Outstanding Revolving Extensions of Credit exceed the Borrowing Base at any time in effect.

                  (i) At any time before the Revolving Credit Commitments have been permanently reduced to an amount less than or equal to $10,000,000, with respect to any mandatory prepayments relating to any Asset Sale or equity issuance or sale described in clauses (b), (c) or (d) of this subsection 2.8 with Net Cash Proceeds in excess of $15,000,000, the Borrower shall be entitled to retain an amount (the "HOLDBACK AMOUNT") equal to the excess, if any, of (i) $3,000,000 OVER (ii) the amount of Revolving Credit Loans outstanding on the date of such mandatory prepayment in excess of $5,000,000.

                  (j) The Revolving Credit Commitments shall be automatically and permanently reduced to a amount equal to $10,000,000 (irrespective of the principal amount of Revolving Credit Loans outstanding on such date) simultaneously with any mandatory prepayment made under this subsection 2.8 in an aggregate amount equal to or greater than the difference between (x) the Revolving Credit Commitments in effect on the date of such mandatory prepayment and (y) $10,000,000.


                  2.9 INTEREST RATES AND PAYMENT DATES. (a) Each Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (b) If any Default or Event of Default shall have occurred and be continuing, the principal of the Loans and any overdue interest, commitment fee or other amount payable hereunder shall bear interest at a rate per annum which is the rate that would otherwise be applicable to Loans hereunder plus 2%, from the date of such non-payment until such principal, overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (c) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to the preceding paragraph of this subsection shall be payable from time to time on demand.

                  2.10 AMENDMENT FEE; FACILITY FEE; COLLATERAL MONITORING FEE;
(a) The Borrower agrees to pay (i) to the Agent, for the pro rata account of each Lender, an amendment fee of $247,500, payable on the Closing Date, (ii) to the Agent for the account of the Agent the Agent's fee provided for in the fee letter of even date herewith on the Closing Date and annually thereafter, and
(iii) the fees and expenses of the Collateral Monitoring Department of the Agent in the amounts and on the dates set forth in the fee letter referred to in clause (ii) above.

                  (b) If the Borrower has not paid to the Lenders and the Senior Noteholders mandatory prepayments of principal of Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding Letters of Credit) and principal of Senior Notes in an aggregate amount equal to at least $20,000,000 less the Holdback Amount on or before June 30, 1996, then on July 1, 1996, the Borrower shall pay to the Agent for the pro rata account of the Lenders, a facility fee equal to 1% of the average daily Aggregate Outstanding Extensions of Credit during the period commencing on the Closing Date and ending on June 30, 1996.

                  (c) If the Borrower has not paid to the Lenders and the Senior Noteholders mandatory prepayments of principal of Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding Letters of Credit) and principal of Senior Notes in an aggregate amount equal to at least $50,000,000 less the Holdback Amount on or before September 30, 1996, then on October 1, 1996, the Borrower shall pay to the Agent for the pro rata account of the Lenders, a facility fee equal to 1% of the average daily Aggregate Outstanding Extensions of Credit during the period commencing on the Closing Date and ending on September 30, 1996.

                  2.11 COMPUTATION OF INTEREST AND FEES. (a) Commitment fees and interest shall be calculated on the basis of a 365 day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate.

                  2.12 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All mandatory prepayments of Loans pursuant to subsection 2.8 shall be accompanied by the payment of interest on the amount of the Loans prepaid to the date of such prepayment. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Credit Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Loans hereunder, on demand, from the Borrower.

                  2.13 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.14 and changes in the rate of tax on the overall net income of such Lender); or

                        (ii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making or maintaining Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the Revolving Credit Commitments and the payment of the Loans and all other amounts payable hereunder.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the date hereof, shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The Borrower shall not be obligated to compensate any Lender pursuant to this subsection 2.13 for amounts accruing prior to the date which is 180 days before such Lender notifies the Borrower of such event, provided that such notice need not include a computation of amounts in respect thereof. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.14 TAXES. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                         (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                        (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                       (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to a complete exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; PROVIDED that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Commitment would be less than zero.

                  (b) Each Letter of Credit shall: (i) be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Borrower incurred in the ordinary course of business in respect of workers compensation and other insurance obligations (PROVIDED that up to $250,000 face amount of Letters of Credit may be issued for purposes other than supporting such insurance obligations) and (ii) expire no later than the Termination Date.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

                  3.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) The Borrower shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder at the rate of 2% per annum, calculated on the basis of a 360 day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated (.25% of such fee shall be payable to the Issuing Bank, and the remaining 1.75% of such fee shall be payable to the L/C Participants to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages). Such commissions shall be payable in advance on the date of issuance of each Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be nonrefundable.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

                  3.4 L/C PARTICIPATIONS. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the ABR plus 2.50%. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

                  3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Loans which were then overdue.

                  3.6 OBLIGATIONS ABSOLUTE. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

                  (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

                  3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.8 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section , the provisions of this Section shall apply.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the Lenders to enter into this Agreement, restructure the Existing Loans and to make the Loans hereunder and issue or participate in the Letters of Credit hereunder, the Borrower hereby represents and warrants to the Agent and each Lender that:

                  4.1 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, accompanied by an opinion by Price Waterhouse, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related audited consolidated statements of income and of cash flows for the twelve-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the twelve-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements. During the period from December 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1995.

                  4.2 NO CHANGE. Since December 31, 1995 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and during the period from December 31, 1995 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

                  4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and the Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with (other than Uniform Commercial Code filings and United States Patent and Trademark Office and United States Copyright Office filings required under the Security Documents), notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Loan Party is a party other than those of which have already been obtained or made and are in full force and effect. This Agreement has been, and each other Loan Document to which any Loan Party is a party will be, duly executed and delivered on behalf of such Loan Party. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except for Liens created by the Security Documents.

                  4.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

                  4.9 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such material Intellectual Property or the validity or effectiveness of any such material Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.11 TAXES. Except as set forth in Scheduled 4.11, each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax

Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value computed under GAAP of all accrued benefit obligations under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $6,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multi-employer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multi-employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multi-employer Plan is in Reorganization or Insolvent.

                  4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  4.15 SUBSIDIARIES. The persons set forth on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof.

                  4.16 PURPOSE OF LOANS. The proceeds of the Loans shall be used by the Borrower for working capital purposes in the ordinary course of business.

                  4.17 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.17:

                  (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last 5 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.


                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 CONDITIONS TO EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) the Pledge Agreements, including any required Acknowledgement and Consents, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender and (iv) each of the Security Agreements, each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. The Agent shall have received, with a counterpart for each Lender, a Collateral Agency and Intercreditor Agreement executed by the Senior Noteholders, the Lenders and the Borrower.

                  (c) RELATED AGREEMENTS. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Note Agreement (as amended through the Closing Date), and such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any material instrument or security agreement or other material contract to which the Borrower or its or their Subsidiaries may be a party.

                  (d) LOCK-BOX AGREEMENT. The Agent shall have received, with a copy for each Lender, a Lock-box Agreement or Agency Agreement, dated the Closing Date, substantially in the form of Exhibit H-1 or H-2 hereto (each a "LOCK-BOX AGREEMENT"), executed by the Collateral Agent and a duly authorized officer of each bank in which the Borrower or any Domestic Subsidiary of the Borrower maintains a lock-box or other bank account into which proceeds of Collateral are initially deposited.

                  (e) BORROWING CERTIFICATES. The Agent shall have received, with a counterpart for each Lender, (i) a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit F-1, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower, and (ii) a Borrowing Base Certificate executed by the Chief Financial Officer of the Borrower.

                  (f) CORPORATE PROCEEDINGS OF THE BORROWER. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and
         (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) BORROWER INCUMBENCY CERTIFICATE. The Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (h) CORPORATE PROCEEDINGS OF SUBSIDIARIES. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (i) SUBSIDIARY INCUMBENCY CERTIFICATES. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

                  (j) CORPORATE DOCUMENTS. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party.

                  (k) CONSENTS, LICENSES AND APPROVALS. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower

         (i) attaching copies of all consents, authorizations and filings referred to in and required to be obtained by subsection 4.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent.

                  (l) FEES. The Agent shall have received the fees referred to in subsection 2.10(a) and the fees and expenses of Simpson Thacher & Bartlett, counsel to the Agent, required to be paid pursuant to subsection 10.5.

                  (m) LEGAL OPINIONS. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                                 (i) the executed legal opinion of Bingham, Dana
                  & Gould, counsel to the Borrower, dated the Closing Date and addressed to the Agent and the Lenders substantially in the form of Exhibit G-1.

                                (ii) the executed legal opinion of Paul Buffum,
                  Secretary and Counsel of the Borrower, dated the Closing Date and addressed to the Agent and the Lenders substantially in the form of Exhibit G-2.

                               (iii) the executed legal opinion of Richards
                  Layton & Finger, Delaware counsel to the Borrower, dated the Closing Date and addressed to the Agent and the Lenders substantially in the form of Exhibit G-3.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

                  (n) PLEDGED STOCK; STOCK POWERS. The Agent shall have received the certificates representing the shares pledged pursuant to the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, each endorsed in blank by a duly authorized officer of the pledgor thereof.

                  (o) LIEN PERFECTION. The Agent shall have received executed copies of all filings, recordings and registrations, including, without limitation, duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents.

                  (p) LIEN SEARCHES. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Agent.

                  (q) INSURANCE. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 6.5, Section 5(1) of the

         Borrower Security Agreements and subsection 4.3 of the Subsidiaries Security Agreement shall have been satisfied.

                  (r) CONSENTS. The Agent shall have received evidence from the Borrower that the Senior Noteholders have given all consents required pursuant to the Note Agreement to the transactions contemplated hereby and the other Loan Documents.

                  (s) NOTE AGREEMENT AMENDMENT. The Note Agreement dated on or about the Closing Date shall be in form and substance satisfactory to the Lenders.

                  5.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent.

                  (d) CERTIFICATE. At any time prior to the date on which the Revolving Credit Commitments have been permanently reduced to an amount less than or equal to $10,000,000, the Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the proceeds of such Loans are expected to be required by the Borrower and its Subsidiaries during the ten Business Day period following the date such Loan is made for the purposes permitted by this Agreement and to maintain working capital balances during such period consistent with past practice.

Each borrowing by the Borrower hereunder and each issuance of any Letter of Credit issued hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection
5.2 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  6.1  FINANCIAL STATEMENTS.  Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for such fiscal year and the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, in the case of consolidated statements, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings of the Borrower and its consolidated Subsidiaries and the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and subject to not having footnotes to the extent not included in the financial statements set forth in the Borrower's quarterly reports on Form 10-Q);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2  CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under subsections 7.1, 7.7, 7.9 and 7.14, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection
         6.11 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) the Borrower has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) on the twelfth Business Day following the end of each fiscal month (or more frequently as the Agent shall request if an Event of Default has occurred and is continuing) a certificate substantially in the form of Exhibit F-2 hereto (a "BORROWING BASE CERTIFICATE"), certified by the Chief Financial Officer of the Borrower as true and correct, setting forth the amount of Eligible Inventory and Eligible Accounts Receivables as of the last day of such month, attached to which shall be detailed information, an aging schedule of Eligible Accounts Receivables and the reports described on Schedule 6.2(c);

                  (d) not later than first day of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (f) within five days after the same are received by the Borrower, copies of any reports, letters or other correspondence from the independent certified public accountants of the Borrower and/or any of the Borrower's Subsidiaries addressed to the Board of Directors (or any committee thereof) of the Borrower and/or any of the Borrower's Subsidiaries;

                  (g) within twelve Business Days after the end of each month, the internal monthly operating report (the "RED BOOK") of the Borrower and its business units; and

                  (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, without limitation, any appropriate revisions to the Borrower's business plan for fiscal year 1996).

                  6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; upon reasonable advance notice (provided no Event of Default has occurred and is continuing), permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; and permit an independent financial consultant, engaged at the Borrower's expense and on terms reasonably satisfactory to the Borrower, to assist in the analysis of such records and accounts and in evaluating the performance and operations of the Borrower.

                  6.7 NOTICES. Promptly give notice to the Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multi-employer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multi-employer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  6.8 ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  6.9 MODIFICATIONS TO INDEBTEDNESS UNDER THE SENIOR NOTES. (a) The Borrower agrees promptly to provide to the Agent and each Lender an executed copy of any amendment, supplement or modification to the Note Agreement and notify the Agent in writing prior to executing any such amendment, supplement or modification. The Borrower shall not execute any amendment, supplement or other modification to the Note Agreement which would alter in any way any material economic term thereof (including, without limitation, interest rates, fees, amortizations and prepayments) without the prior written consent of the Majority Lenders.

                  (b) Notwithstanding the terms of clause (a) of this subsection 6.9, if the Note Agreement is hereafter amended such that any material terms thereof (including without limitation, pricing, affirmative covenants, negative covenants, amortization, events of default and mandatory prepayments) are more favorable to the Noteholders than the terms hereof (giving due account to the terms existing on the date hereof) are to the Lenders (as determined by the Agent and the Lenders in their reasonable judgment), the Borrower shall, simultaneously with such amendment to the Note Agreement, enter into an amendment of this Agreement in order to incorporate herein such favorable terms, if the Agent and Majority Lenders so request.

                  6.10 FURTHER ASSURANCES. Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  6.11 ADDITIONAL COLLATERAL. (a) With respect to any assets acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b), (c) or (d) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Collateral Agent such amendments to the relevant Security Documents or such other documents as the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders and the Senior Noteholders, a Lien on such assets, (ii) take all actions requested by the Collateral Agent to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Agent, and
(iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) At the Borrower's next annual shareholders' meeting, which shall occur on or before August 1, 1996, the Borrower will use its best efforts to obtain all necessary consents from its shareholders to amend its Capitalization Documents such that the Borrower is permitted to pledge or grant a security interest to the Collateral Agent in all of its assets not subject to the Lien of the Security Documents. Within ten (10) Business Days of obtaining such consents, the Borrower will enter into such documents and execute such instruments in form and substance reasonably satisfactory to the Collateral Agent for the purposes of pledging or granting a security interest in such assets to the Collateral Agent.

                  (c) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a Foreign Subsidiary), the Borrower shall promptly notify the Agent and promptly upon the request of the Collateral Agent:
(i) execute and deliver to the Collateral Agent, for the benefit of the Lenders and the Senior Noteholders, a new pledge agreement or such amendments or supplements to the relevant Pledge Agreement as the Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders and the Senior Noteholders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiaries, as the case may be, (iii) cause such new Subsidiaries (A) to become a party to the Subsidiaries Guarantee, the Subsidiaries Security Agreement and the Collateral Agency and Intercreditor Agreement, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Subsidiaries Security Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral Agent and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (d) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary, the Borrower shall promptly notify the Collateral Agent and promptly upon the request of the Collateral Agent: (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments or supplements to the relevant Pledge Agreement as the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders and the Senior Noteholders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be so pledged if the Collateral Agent reasonably determines that a pledge of more than 65% would have adverse tax consequences),
(ii) deliver to the Collateral Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  6.12 ANNUAL COLLATERAL AUDIT. The Borrower will permit at its expense, a collateral audit to be conducted by a Person chosen by the Agent, on any date specified by the Agent during each calendar year (or more frequently if the Majority Lenders should so request) during the Revolving Credit Commitment Period.

                  6.13 1997 FINANCIAL COVENANTS. (a) By January 1, 1997 (the "AMENDMENT DATE"), the Borrower, the Agent and the Lenders shall commence negotiations in good faith, based on the Borrower's business plan for 1997, in order to enter into an amendment to this Agreement for the purpose of continuing the financial covenants contained in subsection 7.1 of this Agreement through the Termination Date. If after 30 days after the Amendment Date, the Borrower, the Majority Lenders and the Agent have not agreed on appropriate levels for such financial covenants through the Termination Date, the Agent in its reasonable judgment shall set such levels and the Borrower, the Agent and the Lenders shall execute an amendment to this Agreement on the 31st day after the Amendment Date for the purposes of including the levels with respect to such financial covenants set by the Agent as part of this Agreement for the period through the Termination Date.

                  (b) During the ten Business Day period after any mandatory prepayment in excess of $15,000,000 is made pursuant to subsections 2.8(b), (c) or (d) of this Agreement, the Borrower, the Agent and the Lenders shall negotiate in good faith in order to enter into an amendment to this Agreement for the purpose of resetting the financial covenants contained in subsection 7.1 herein. If after ten Business Days of such mandatory prepayment, the Borrower, the Majority Lenders and the Agent have not agreed on appropriate levels for such financial covenants, the Agent in its reasonable judgment shall prepare, on the eleventh Business day after such mandatory prepayment, an amendment to this Agreement for the purpose of resetting the levels of such financial covenants. The Borrower, the Agent and the Lenders shall execute such amendment for the purposes of incorporating such levels, as set by the Agent, into this Agreement.


                          SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1  FINANCIAL CONDITION COVENANTS.

                  (a) MAINTENANCE OF EBITDA. Permit EBITDA of the Borrower and its Subsidiaries, measured on a cumulative basis for any test period set forth below, as at the last day of such test period, to be less than the amount set forth opposite such test period below:

rata
- ----
                  QUARTER                                        AMOUNT
                  -------                                        ------

         January 1, 1996 - March 31, 1996                     $ 1,640,000
         January 1, 1996 - June 30, 1996                      $ 7,800,000
         January 1, 1996 - September 30, 1996                 $19,150,000
         January 1, 1996 - December 31, 1996                  $27,300,000


                  (b) MAINTENANCE OF EBITDA RATIO. Permit, in the aggregate for the Borrower and its Subsidiaries, the ratio of (i) EBITDA plus Consolidated Lease Expense to (ii) Consolidated Fixed Charges, measured on a cumulative basis for any test period set forth below, as at the last day of such test period to be less than the ratio set forth below opposite such test period:

                  Quarter                                         Ratio
                  -------                                         -----

         January 1, 1996 - March 31, 1996                          .97:1
         January 1, 1996 - June 30, 1996                          1.89:1
         January 1, 1996 - September 30, 1996                     2.91:1
         January 1, 1996 - December 31, 1996                      3.09:1


                  (c) MAINTENANCE OF TANGIBLE NET WORTH. Permit Consolidated
         Tangible Net Worth at any time during any period set forth below to be less than the amount set forth opposite such period below:

                  Quarter                                       Amount
                  -------                                       ------

         Fourth Quarter 1995                                  $38,000,000
         First Quarter 1996                                   $35,400,000
         Second Quarter 1996                                  $36,000,000
         Third Quarter 1996                                   $39,700,000
         Fourth Quarter 1996 and thereafter                   $41,600,000

                  7.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)  Indebtedness of the Borrower under this Agreement;

                  (b) Indebtedness of the Borrower to any Domestic Subsidiary (that is a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement) and of any Domestic Subsidiary (that is a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement) to the Borrower or any other Domestic Subsidiary (that is a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement);

                  (c) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $3,000,000 at any time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2;

                  (e) Indebtedness of a Person which becomes a Subsidiary after the date hereof, PROVIDED that (i) such indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower or by any Subsidiary no Default or Event of Default shall have occurred and be continuing;

                  (f) the incurrence of any other Indebtedness with the prior written consent of the Majority Lenders, provided that the Net Cash Proceeds thereof are applied to the mandatory prepayment of the Loans in accordance with subsection 2.8; and

                  (g) Indebtedness of any Foreign Subsidiary to the Borrower or to any Domestic Subsidiary not otherwise permitted under subsection 7.2 in an aggregate amount not in excess of $2,000,000 at any time outstanding.

                  7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', statutory landlord's liens, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3, securing Indebtedness permitted by subsection 7.2(d), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 7.2(c) incurred to finance the acquisition of fixed or capital assets,

         PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the greater of (x) the original purchase price of such property or (y) the fair market value of such property as reasonably determined by the Board of Directors of the Borrower;

                  (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(e), PROVIDED that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (i)  Liens created pursuant to the Security Documents; and

                  (j) judgment Liens in the aggregate amount not in excess of $500,000 created by or resulting from any litigation or legal proceeding if released or bonded within 60 days of the date of creation thereof unless such litigation or legal proceeding could reasonably be expected to have a Material Adverse Effect or results in an Event of Default.

                  7.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4;

                  (b)  the Subsidiaries Guarantee; and

                  (c) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of Indebtedness of the Borrower or any such Subsidiary, as the case may be, permitted by subsection 7.2.

                  7.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease (as lessor), assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary (other than Cerion) of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

                  (b) any wholly owned Subsidiary may sell, lease (as lessor), transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

                  7.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease (as lessor), assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out or no longer useful property in the ordinary course of business; PROVIDED that the Net Cash Proceeds of each such transaction are used to acquire like replacement property;

                  (b) the sale or other disposition by the Borrower or any of its Subsidiaries of any assets (except for the sale of inventory or obsolete, worn out or not longer useful assets in the ordinary course of business and except as otherwise permitted by subsections 7.5 and 7.6) in an amount not to exceed $500,000 on an individual basis and $1,000,000 on a cumulative basis over the duration of the Revolving Credit Commitment Period;

                  (c)  the sale of inventory in the ordinary course of business;

                  (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business consistent with the Borrower's past practice in connection with the compromise or collection thereof;

                  (e)  as permitted by subsection 7.5(b); and

                  (f) the sale of any other assets or property with the prior written consent of the Majority Lenders PROVIDED that the Net Cash Proceeds thereof are applied to the mandatory prepayment of the Loans in accordance with subsection 2.8.

                  7.7 LIMITATION ON LEASES. Permit Consolidated Lease Expense for any fiscal year of the Borrower to exceed $3,000,000.

                  7.8 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except (i) any Subsidiary of the Borrower may pay cash dividends to the Borrower and any Subsidiary of the Borrower may be paid cash dividends by any of its Subsidiaries and (ii) repurchase of stock from employees or former employees in an aggregate amount not to exceed $50,000 per year.

                  7.9 LIMITATION ON CAPITAL EXPENDITURES. Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets
(excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

                  Fiscal Year                         Amount
                  -----------                         ------

                  1995                             $17,200,000
                  1996                             $17,000,000
                  1997                             $17,000,000

PROVIDED, that up to 100% of any such amount if not so expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year.

                  7.10 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make or permit to exist any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) loans to officers and employees of the Borrower listed on
         Schedule 7.10(c) in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said Schedule;

                  (d) loans and advances after the date hereof to officers and employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

                  (e) loans, advances and investments by the Borrower in its Domestic Subsidiaries that are parties to the Subsidiaries Guarantee and the Subsidiaries Security Agreement and investments by such Subsidiaries in the Borrower and in other Domestic Subsidiaries that are parties to the Subsidiaries Guarantee and the Subsidiaries Security Agreement; PROVIDED that on any date on which any such Domestic Subsidiary ceases to be a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement, all such loans, advances and investments shall be immediately repaid to the Borrower;

                  (f) investments after the date hereof by the Borrower or any of its Domestic Subsidiaries in any Foreign Subsidiary in an aggregate amount not exceeding $2,000,000 at any time outstanding; and

                  (g) investments existing on the date hereof and listed in
         Schedule 7.10(g).

                  7.11 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans and other than Indebtedness (excluding the Senior Notes) with a principal amount outstanding not in excess of $3,000,000) or (b) amend, modify or change, or consent or agree to any material amendment, modification or change to any of the terms of any instrument relating to or evidencing any Indebtedness (other than the Senior Notes) in excess of $3,000,000.

                  7.12 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED, HOWEVER, the foregoing shall not prohibit (i) transactions between the Borrower and its Subsidiaries or among the Borrower's Subsidiaries, (ii) investments, loans and advances permitted by subsection 7.10 and payments permitted by subsection 7.8,
(iii) employment agreements, severance arrangements, employee incentive arrangements and stock incentive arrangements entered into in the ordinary course of business, (iv) intercompany arrangements approved by the Majority Lenders in writing between the Borrower and Cerion described in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 21, 1996 and summarized on Schedule 7.12, for the registration of common stock of Cerion.

                  7.13 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.14 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31.

                  7.15 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into or permit to exist with any Person any agreement, other than (a) this Agreement,
(b) the Capitalization Documents (c) the Note Agreement, (d) any industrial revenue bonds, purchase money debt instruments or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), and (e) the overdraft facility of Nashua Photo Limited with Midland Bank not in excess of 2,000,000 pounds sterling, or any refinancing or replacement thereof not in excess of such amount, provided that any prohibition or limitation shall be effective only against the assets of Nashua Photo Limited, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  7.16 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement and any business substantially related thereto.

                  7.17 HEDGE AGREEMENTS. Enter into any Hedge Agreement after the date hereof other than spot and forward foreign exchange contracts (not to exceed six months in duration) in an aggregate notional principal amount for all such contracts not to exceed $4,000,000 and only in the following currencies:
Belgian Francs, Canadian Dollars, British Pounds and Dutch Gilders.


                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Subsections 6.1, 6.2, 6.6, 6.7, 6.9, 6.11, 6.13 and Section 7 hereof, Section 5 of the Pledge Agreements, Section 5 of the Borrower Security Agreement or
         Section 4 of the Subsidiaries Security Agreement; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $250,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a

         Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multi-employer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The Subsidiaries Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

                  (k) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 25% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "CONTINUING DIRECTORS" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         Subject to the terms of the Collateral Agency and Intercreditor Agreement, with respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by, and maintained under the exclusive domain and control of, the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired, been returned undrawn, or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agent may reasonably request to evidence the creation and perfection of the within security interest in such cash collateral account.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 9. THE AGENT

                  9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Loan Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the

Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  9.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                            SECTION 10. MISCELLANEOUS

                  10.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral

(except as provided in subsection 8.10(a) of the Collateral Agency and Intercreditor Agreement), in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Agent, or (iv) make any increases in the percentages specified in the definition of Borrowing Base, increase the L/C Commitment or make any material amendments or modifications to subsection 2.8 of this Agreement, in each case without the prior written consent of all the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1(a) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:             Nashua Corporation
                                   44 Franklin Street
                                   P.O. Box 2002
                                   Nashua, New Hampshire 03061-2002
                                   Telex: 94-3438
                                   Answerback: NASHCORP
                                   Telecopier: (603) 880-5860
                                   Attention: Treasurer

         The Agent:                Chemical Bank
                                   270 Park Avenue
                                   New York, New York  10017
                                   Attention:  John Huber
                                   Fax:  (212) 270-2625

PROVIDED that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.7 or 3.2 shall not be effective until received.

                  10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender or (ii) legal proceedings commenced against the Agent or any such Lender by any holder of any securities of the Agent or such Lender or any creditor of the Agent or such Lender arising out of and based solely upon rights afforded any such holder of securities or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection . The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) and the Collateral Agency and Intercreditor Agreement as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.13 and 2.14 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 2.14, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Agent and, provided no Default or Event of Default shall have occurred and is continuing, with the consent of the Borrower (which shall not be unreasonably withheld), to an additional bank, financial institution or other investment entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional bank, financial institution or other investment entity, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitments remaining with the assigning Lender are each not less than 20% of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitments of all the Lenders then outstanding (or such lesser amount as may be agreed to by the Agent and the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and the Collateral Agency and Intercreditor Agreement and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). The consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                  (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) together with payment to the Agent of a registration and processing fee of $4,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 ADJUSTMENTS; SET-OFF. (a) Subject to the terms of the Collateral Agency and Intercreditor Agreement, if any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 GENERAL RELEASE. (a) Each of the Borrower and its Subsidiaries, on behalf of itself and its predecessors, successors and assigns, together with its past, present and future officers, directors, agents, representatives, partners, joint venturers, affiliates and the successors and assigns of any and all of them, in connection with this Agreement, and for good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby forever release and discharge the Agent and the Lenders and their officers, directors, employees, agents, representatives, successors and assigns (the "BANK RELEASEE"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity, which against the Bank Releasee, or any of them, it ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever arising from or relating to the Existing Credit Agreement (or related documents) or the transactions contemplated thereby from the beginning of the world to the Closing Date, whether known or unknown, asserted or unasserted (the "RELEASED OBLIGOR CLAIMS"), and hereby further irrevocably agrees not to commence or join any suit, action or proceeding, at law or equity, in respect of the Released Obligor Claims.

                  10.9 CONFIDENTIALITY. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee; provided that if such Transferee is a Participant such Participant agrees to be bound by the terms of this subsection 10.9, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder or under any Loan Document.

                  10.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

                  10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.12 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.14 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  10.15 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.16  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENT
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   NASHUA CORPORATION


                                   By: /s/
                                      -------------------------------
                                      Name:
                                      Title:


                                   CHEMICAL BANK, as Agent, Issuing Bank and as a Lender


                                   By: /s/
                                      -------------------------------
                                      Name:
                                      Title:


                                   THE FIRST NATIONAL BANK OF BOSTON


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                                   BANK OF MONTREAL


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   NASHUA CORPORATION


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                                   CHEMICAL BANK, as Agent, Issuing Bank and as a Lender


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                                   THE FIRST NATIONAL BANK OF BOSTON


                                   By: /s/ Linda A. Sternfelt
                                      -------------------------------
                                      Name: Linda A. Sternfelt
                                      Title: Vice President

                                   BANK OF MONTREAL


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   NASHUA CORPORATION


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                                   CHEMICAL BANK, as Agent, Issuing Bank and as a Lender


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                                   THE FIRST NATIONAL BANK OF BOSTON


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                                   BANK OF MONTREAL


                                   By: /s/
                                      -------------------------------
                                      Name:
                                      Title:

                                                                Schedule 1.1(a)



                         REVOLVING CREDIT COMMITMENTS


================================================================================
LENDER                                               REVOLVING CREDIT COMMITMENT
- --------------------------------------------------------------------------------
CHEMICAL BANK                                                      $6,000,000.00


- --------------------------------------------------------------------------------
BANK OF MONTREAL                                                   $6,000,000.00


- --------------------------------------------------------------------------------
FIRST NATIONAL BANK OF BOSTON                                      $6,000,000.00


================================================================================


                                                                Schedule 1.1(b)



                                  TERM LOANS


================================================================================
LENDER                                                                TERM LOANS
- --------------------------------------------------------------------------------
CHEMICAL BANK                                                     $16,000,000.00


- --------------------------------------------------------------------------------
BANK OF MONTREAL                                                  $16,000,000.00


- --------------------------------------------------------------------------------
FIRST NATIONAL BANK OF BOSTON                                     $16,000,000.00


================================================================================


                                                                Schedule 1.l(c)



                                   EXISTING LETTERS OF CREDIT
                                   --------------------------
                                  (issued by Bank of Montreal)



L/C NUMBER                FACE AMOUNT          BENEFICIARY_                EXPIRATION DATE
- ----------                -----------          ------------                ---------------

00000000910772           $1,117,833.00       Home Insurance Co.                 12/31/96

00000000911195           $1,031,590.00       Home Insurance Co.                 12/31/96

00000000911503           $  818,223.00       National Union Fire Insurance of   12/31/96
                                             Pittsburgh

00000000911643           $   50,000.00       Collectron of Arizona, Inc.         5/01/96

                                                                CREDIT AGREEMENT

                                                                  SCHEDULE 4.6
                                                                  ------------

                              MATERIAL LITIGATION

NASHUA CORPORATION
- ------------------

     1. In April 1994, Ricoh Company, Ltd. and Ricoh Corporation ("Ricoh") filed a Complaint with the United States District Court, District of New Hampshire, alleging Nashua's infringement of U.S. patents 4,611,730 and 4,878,603 relating to certain toner cartridges for Ricoh copiers. The Complaint seeks damages and injunctive relief. The products involved constitute an insignificant amount of Nashua's sales. The Company believes it has substantial defenses and intends to defend the action vigorously.

     2. During 1994, the Internal Revenue Service (IRS) completed an examination of the Company's corporate income tax returns for the years 1988 through 1991. As a result of the IRS' findings, the Company agreed to and paid additional taxes and interest of $7.8 million in January 1995 in connection with adjustments related mainly to the tax treatment of certain items associated with the 1990 sale of the International Office Systems business. On January 13, 1995, the IRS issued a Notice of Deficiency in the amount of $8.7 million in connection with the tax years 1990 and 1991. The tax deficiency relates to the tax treatment of income recognized in connection with the 1990 sale of the Office Systems business. The major issues relate to foreign tax credits, foreign earnings and profits computation, and the treatment of the disposition of preferred stock of a foreign subsidiary. The Company disagrees with the position taken by the IRS and filed a formal protest of the deficiency on February 9, 1995. In management's opinion, the ultimate disposition of this matter will not have a material adverse effect on the financial position or results of operations of the Company.

                                                                    SCHEDULE 4.9
                                                                    ------------

                              INTELLECTUAL PROPERTY

NASHUA CORPORATION
- ------------------

     See description of Ricoh litigation in Schedule 4.6.

                                                                   SCHEDULE 4.11
                                                                   -------------
                                      TAXES


NASHUA CORPORATION
- ------------------

     See description of IRS matter in Schedule 4.6.

                                                                   SCHEDULE 4.15
                                                                   -------------

                                  SUBSIDIARIES

NASHUA CORPORATION
- ------------------

DOMESTIC                                               INCORPORATED

Cerion Holdings Inc. (1)                               Delaware
Cerion Technologies Inc. (5)                           Delaware
Nashua Belmont Limited (2)                             Delaware
Nashua Commercial Products Corporation (1)             Delaware
Nashua International, Inc. (1)                         Delaware
Nashua Photo European Investments, Inc. (2)            Delaware
Nashua Photo Inc. (1)                                  Delaware
Nashua Photo International Investments, Inc. (2)       Delaware
Nashua Photo Licensing Inc. (2)                        Delaware
Nashua P.R., Inc. (1)                                  Delaware
Nippon Nashua Incorporated (1)                         Delaware
Promolink Corporation (I)                              Delaware


FOREIGN                                                INCORPORATED


Nashua Europe B.V. (1)                                 Netherlands
Nashua FSC Limited (1)                                 Jamaica
Nashua Photo B.V. (2)                                  Netherlands
Nashua Photo Limited (2)                               Canada
Nashua Photo Limited (2)                               England
Nashua Photo S.N.C. (3)                                France
Postal Film Services (Country-Wide) Limited (4)        England


- ---------------------


(1)   Stock held by Nashua Corporation
(2)   Stock held by Nashua Photo Inc.
(3)   Stock held 50% by Nashua Photo European Investments, Inc.
      and 50% by Nashua Photo International Investments, Inc.
(4)   Stock held by Nashua Photo Limited [England]
(5)   Stock held by Cerion Holdings Inc.

                                                                   Schedule 4.17
                                                                   -------------

                              ENVIRONMENTAL MATTERS

Nashua Corporation
- ------------------

Nashua, New Hampshire
- ---------------------

Groundwater contamination attributable to historic operations of the Borrower is the subject of a Groundwater Management Zone program approved by the State of New Hampshire. Groundwater management is limited at this point to monitoring only.

Historic fuel oil leakage is the subject of a remediation program which has been submitted for approval by the State of New Hampshire. Application has been made for reimbursement of up to 80% of program costs through the State's Oil Discharge and Disposal Clean-up Fund (ODD).

Merrimack, New Hampshire (Graphic Products Division)
- ------------------------

The inadvertent discharge of VOC's into the soil at the Borrower's Graphic Products Division tank farm in the mid-1980's as well as a leaking underground pipe supplying toluene from the underground storage tank farm has been the subject of a remediation program previously approved by the State of New Hampshire. That program will be the subject of a revised remediation program application designed to make the remediation effort more effective.

Watervliet, New York
- --------------------

A leak of solvents from underground lines in the late 1960's resulting in soil and groundwater contamination has been reported to New York State environmental authorities and is the subject or discussion concerning methods of remediation. The Borrower has brought suit against its insurer and Norton Company, from which the facility was purchased in 1974, for reimbursement of all costs associated with investigation and remediation of the contamination.

PCB soil contamination has been identified on a vacant lot owned by the Borrower adjacent to the Watervliet facility. The contamination relates to occupancy by a prior lessee of the lot. The Borrower and Norton Company reported the contamination to state officials in the mid 1980's and have agreed to share equally the costs of investigation and remediation.

Champaign, Illinois
- -------------------

Current permitted air emission limits are being exceeded and application for an amended permit is expected to be filed by May 1, 1996.

                                                                  Schedule 4.17
                                                                  -------------
                                                                     (Page Two)

                              ENVIRONMENTAL MATTERS

Omaha, Nebraska
- ---------------

Soil and groundwater contamination by VOC's from historic operations were reported to state environmental authorities in the mid 1980's. At that time, the Borrower was permitted to monitor groundwater, without remediation. Recently, the adequacy of monitoring has been the subject of reevaluation, and the Borrower is preparing a revised monitoring plan for submission to the State.

Other
- -----

The Borrower has been identified as a Potentially Responsible Party at the following Superfund sites. The Borrower's participation at these sites is not expected to require additional financial obligations to the Borrower in a Material Adverse Amount.

      - Union Chemical, S.Hope, Maine
      - Silresin, Lowell, Massachusetts
      - PAS, Oswego, New York (and satellites)
      - Solvents Recovery of New England, Southington, Connecticut
      - Old Southington Landfill, Southington, Connecticut

                                                                    Schedule 6.2


                                                       BORROWING BASE REPORT

                                                                 03/01/95  03/01/95  03/01/96  03/01/96  03/01/96 03/01/96
                                                                 Imaging     SCPD     Label      Tape      NET     Photo     Total
                                                                 --------  --------  --------  --------  -------- --------   -----

     Accounts Recievable Detail
     --------------------------
     Total accounts recievable aging                              $13,359    $4,261   $4,883    $6,205    $7,510   $1,228   $37,448
     Less:
 (a) Not in compliance with law                                                                                                   0
 (b) Not assignable                                                                                                               0
 (c) Subject to any liens                                                                                                         0
 (d) Collection requires additional performance                                                                                   0
 (e) Account subject to other, ??????????                                                                                         0
 (f) Account is affiliate, sub, division, employee                                                                                0
 (g) Government Account (Fed, State, City, any)                       960                                                       960
 (h) Defaulted account (any loss recognized)                                                                                      0
 (i) Affiliate of defulted account [ (h) above ]                                                                                  0
 (j) Warranty breached on the account                                                                                             0
 (k) Cross age 25%                                                    413        75       56        48                 82       676
 (l) Account has filed Bankruptcy                                                                                                 0
 (m) Greater than 60 days past due                                    605       210      (70)      260       129      132     1,256
          Credit reclass                                              212        66       97        20                          41?
 (n) Foreign accounts                                               2,??0        11      206     1,003       123              3,606
 (o) Contra account (vendor/customer) offset                                                                                      0
 (p) Foreign currency [ should be above in (n) ]                                                                                  0
 (q) Account in consignment, subject to charge-back                               2                                               2
          Credit memos to be issued                                                                 27                           27
 (r) Bank has determined account to be uncollectable                                                                              0
          Dealer/agent credits reserve                              2,858                                                     2,858
 (s) Account whose Nashua is in default of performance                                                                            0
 (t) Nashua does not have the sole title to the account                                                                           0
 (u) Account not from the sale in the normal course of business                                                                   0
          Terms                                                        67                                                        67
          Freight                                                      12                                                        12
          Deposits                                                                                           128                128
          Rebates                                                                                   23                           23
 (v) Terms not in normal course of business                                                                                       0
 (w) Terms with net payment over 60 from invoice date                                                                             0
 (x) Concentration (account greater than 10% of total                                                                 513       513
       eligible A/R)                                                                                                              0
 (y) Promissory note, sh???? paper not endorsed by Bank                                                                           0
 (Z) Account with Returned Check greater than $10,000                                                                             0
(aa) Account placed for collection                                                                                                0
                                                                   ----------------------------------------------------------------
     Eligible Accounts Recievable                                   5,962     3,878    4,592     4,023     7,130      501    28,374
     Advance Rate                                                      75%       75%      75%       75%       75%      75%       75%
                                                                   ----------------------------------------------------------------
     Available Accounts Recievable                                  4,472     2,?07    3,444     3,017     5,348      376    20,164
                                                                   ================================================================

                                                                        Annex 3

                            8G(i) TITLE TO PROPERTIES

                                 EXISTING LIENS
NASHUA CORPORATION


Date         UCC#    State    Securities Party                Assignee             Collateral
- ----         ----    -----    ----------------                --------             ----------
10/18/93   93211065   CA    Hewlett-Pacard Co.                               Specific equipment list
05/05/92    2984907   IL    Common Equipment Co.          Clark Credit Corp  Specific equipment
11/09/92    3049948   IL    Chelsea Management Group Ltd.                    Leased equipment
05/27/93    3126877   IL    Common Equipment Co.          Clark Credit Corp  Specific equipment
03/02/92     077119   MA    Image Polymers                                   Inventory owned by S.P.
09/15/93     185613   MA    A/L Systems                                      Goods & proceeds of pressure
                                                                               sensitive labels & label products
11/18/91     377019   NH    Image Polymers C.                                Goods on consignment
06/24/93     403963   NH    A/L Systems                                      Goods & proceeds of pressure
                                                                               sensitive labels & label products
04/04/94     418798   NH    Siemens Nixdorf Printing System                  (1)2090 Model 2 LED Printer
01/03/93     435296   NH    IBM Credit Corp                                  IBM equipment on lease
06/24/93     93-215   NH    A/L Systems                                      Goods & proceeds of pressure
                                                                               sensitive labels & label products
06/24/93     070666   NH    A/L Systems                                      Goods & proceeds of pressure
                                                                               sensitive labels & label products
01/05/95     072831   NH    IBM Credit Corp                                  IBM equipment on lease
09/11/95     667530   NE    J Q Office Equipment of Omaha                    Specific equipment (copier &
                                                                             accessories)

- ----------

* In addition, Nashua Photo Limited has given Midland Bank plc an undertaking that it will not pledge any of its assets. See letter dated 19 October 1995.


                                                                   Schedule 7.2




                           OUTSTANDING INDEBTEDNESS

NASHUA CORPORATION

Senior Notes (Prudential)                                        $15,000,000.00

U.K. Lease (Newton Abbott)                                       $ 1,836,000.00

Microsharp Note                                                  $   225,000.00

Nashua Photo Ltd overdraft line (Midland Bank plc)      Up to Stlg 2,000,000.00

Intercompany loan as listed on Schedule 7.10(g)

Guarantees as listed on Schedule 7.4


                                                                   Schedule 7.3



                                                EXISTING LIENS

NASHUA CORPORATION
                                                                                                                        04/01/96

  Date        UCC#     State    Secured Party                         Assignee             Collateral
  ----        ----     -----    -------------                         --------             ----------
10/18/93    93211065    CA    Hewlett-Pacard Co.                                      Specific equipment list
05/05/92    2984907     IL    Common Equipment Co.               Clark Credit Corp.   Specific equipment
11/09/92    3049948     IL    Chelsea Management Group Ltd.                           Leased equipment
05/27/93    3126877     IL    Common Equipment Co.               Clark Credit Corp.   Specific equipment
03/02/92    077119      MA    Image Polymers Co.                                      Inventory owned by S.P.
09/15/93    185613      MA    A/L Systems                                             Goods & proceeds of pressure
                                                                                       sensitive labels & label products
11/18/91    377019      NH    Image Polymers Co.                                      Goods on consignment
06/24/93    403963      NH    A/L Systems                                             Goods & proceeds of pressure
                                                                                       sensitive labels & label products
04/04/94    418798      NH    Siemens Nixdorf Printing Systems                        (1) 2090 Model 2 LED Printer
01/03/95    435296      NH    IBM Credit Corp.                                        IBM equipment on lease
06/24/93    93-215      NH    A/L Systems                                             Goods & proceeds of pressure
                                                                                       sensitive labels & label products
06/24/93    070666      NH    A/L Systems                                             Goods & proceeds of pressure
                                                                                       sensitive labels & label products
01/05/95    072831      NH    IBM Credit Corp.                                        IBM equipment on lease
09/11/95    667530      NE    J Q Office Equipment of Omaha                           Specific equipment (copier & accessories)

        * In addition, Nashua Photo Limited has given Midland Bank plc an undertaking that it will not pledge any of its assets.  See letter dated 19 October 1995.


                                                                Schedule 7.4




                                        GUARANTEE OBLIGATIONS


NASHUA CORPORATION
                                                                                                           04/01/96

Letters of Credit
     Bank                                       Beneficiary           Amount            Reason
     ----                                       -----------           ------           -------
Bank of Montreal        SLCDC 3896/910772       Home Insurance      $1,117,833      Workers' Comp 1993
Bank of Montreal        SLCDC 3896/911195       Home Insurance      $1,031,590      Workers' Comp 1994
Bank of Montreal        SLCDC 3896/911503       AIG                 $  818,223      Workers' Comp 1995
Bank of Montreal        SLCDC 3896/911503       Collectron          $   50,000      Mexico, potential termination costs


OTHER
Guaranty obligations under Prudential Note Purchase Agreement

                                                                Schedule 7.10(c)




                          EMPLOYEE LOANS OUTSTANDING


NASHUA CORPORATION
                                                                  04/01/96


Corporation Ledger:
Geng Pache                                                      122,159.99
Mary Beth Frost                                                   1,350.00
John Ireland                                                      7,500.00
Betsy Cziria                                                      5,200.00

Label Division Ledger:
Ed  Sylofski                                                     74,000.00
                                                                ----------
                                                                210,209.99
                                                                ==========

                                                                Schedule 7.10(g)




                             EXISTING INVESTMENTS


NASHUA CORPORATION


                                                    Curr        Amount
                                                    ----        ------
Intercompany Note from Nashua Photo B.V.             ESB     48,841,688.83
Intercompany Note from Nashua Photo B.V.             ESB      4,200,000.00
Intercompany Note from Nashua Photo B.V.             NLG      1,206,825.74
Intercompany Note from Nashua Photo B.V.             NLG      1,707,239.95
Intercompany Note from Nashua Belmont Limited        GBP      5,179,000.00
Intercompany Note from Nashua Photo B.V.             BEF     54,098,921.16
Intercompany Note from Cerion Technologies, Inc.     USD     10,000,000.00

Equity investments by the Borrower and Subsidiaries in any Subsidiaries outstanding on the date hereof.

                                                                   Schedule 7.12
                                                                   -------------

     For purposes of this SCHEDULE 7.12 the term "Company" shall refer to Cerion Technologies Inc. and the term "Nashua" shall refer to Nashua Corporation.

     Intercompany Agreement. Pursuant to an intercompany agreement between the Company and Nashua (the "Intercompany Agreement"), the Company and Nashua will cooperate in providing each other with certain financial information, and, to the extent requested by the Company, Nashua agrees to continue to provide the Company with certain management and administrative services, including legal, tax, employee benefit and similar corporate staff services (collectively, the "Nashua Services"), to the same extent as currently provided. Nashua may delegate performance of the Nashua Services to any subsidiary, affiliate or employee of Nashua or its subsidiaries or affiliates or to a third party, at the sole discretion of Nashua. The Nashua Services will be provided, to the extent requested by the Company, for a period ending on the first anniversary of the date of the Intercompany Agreement. The Company will pay Nashua its actual costs in providing the Nashua Services, as reasonably determined by Nashua. The Intercompany Agreement provides that, to the extent allowed by Delaware law, the Company will indemnify and release Nashua from any liability that might result from the provision of these services, including services provided by a third party.

     The Company intends to arrange to obtain certain services that have been provided by Nashua from third parties or from Company personnel. The Company believes that when such arrangements are in place, such services will likely be provided at rates that are somewhat higher than the rates currently charged by Nashua. However, the Company believes that the effect of these higher costs will not be material.

     Tax Allocation Agreement. The Company is currently included in the consolidated federal income tax returns of Nashua. In general, Nashua's tax allocation policy provides that the consolidated or combined tax provision is allocated among the entities in its consolidated group based principally upon taxable income directly related to each entity. Upon completion of the offering contemplated hereby, the Company will no longer be included in such consolidated or combined tax returns. Instead, it will file its own federal, state and local income tax returns and pay its own taxes on a separate company basis. Pursuant to a tax allocation agreement between the Company and Nashua (the "Tax Allocation Agreement"), however, the Company will remain obligated to pay to Nashua any income taxes the Company would have had to pay if it had filed separate tax returns for the tax period beginning on January 1, 1996, and ending on the date of the consummation of the offering contemplated hereby (to the extent that it has not previously paid such amounts to Nashua). In addition, if the tax liability attributable to the Company for any previous tax period during which the Company was included in a consolidated federal income tax return filed by Nashua or a combined state return is adjusted as a result of any action taken by any taxing authority or court, then the Company will pay to Nashua the amount of any increase in such liability and Nashua will pay to the Company the amount of any decrease in such liability (in either case together with interest and penalties). The Company's tax liability for previous years will not be affected by any increase or decrease in Nashua's tax liability, if such increase or decrease is not directly attributable to the Company. After completion of the offering contemplated hereby, the Company will continue to be subject under existing federal regulations to several liability for the consolidated federal income taxes for any tax year in which it was a member of any consolidated group of which Nashua was the common parent. Pursuant to the Tax Allocation Agreement, however, Nashua has agreed to indemnify the Company for any federal income tax liability of Nashua or any of its subsidiaries (other than that which is attributable to the Company) that the Company could be required to pay, and the Company has agreed to indemnify Nashua for any liability Nashua may incur in respect of the Company's separate company taxes.

     Registration Rights Agreement. In connection with the offering contemplated hereby, the Company and Nashua will enter into a Registration Rights Agreement (the "Registration Rights Agreement"), which, among other things, will provide that, upon the request of Nashua, the Company will register under the Securities Act any of the shares of Common Stock held by Nashua for sale in accordance with Nashua's intended method of disposition thereof, and will take such other actions as are necessary to permit the sale thereof in various jurisdictions, subject to certain restrictions on, among other things, the frequency of requested registrations, the amount of shares to be registered and the duration of such rights. Subject to certain conditions, including the release from or expiration of the 180-day lockup agreement with the Underwriters, for a period of seven years following completion of the offering contemplated hereby, Nashua may demand registration once in any twelve-month period, as long as such demand covers at least 5% of the Common Stock then owned by Nashua and as long as Nashua (along with its transferees) owns at least 5% of the Common Stock at the time of such demand. Nashua also has a "piggyback" right, for a period of seven years following completion of the offering contemplated hereby, to include the shares of Common Stock held by it in certain other registrations of common equity securities of the Company initiated by the Company on its own behalf or on behalf of its other stockholders. Nashua has agreed to pay offering expenses in connection with a registration made on its demand, unless the Company causes shares to be registered for itself or a third party in such registration, in which case the Company will pay any resulting incremental expenses of registering shares not held by Nashua. In the event Nashua exercises its "piggyback" registration rights, Nashua will pay any resulting incremental expense of registering shares held by Nashua. Upon notice, Nashua may transfer its rights under the Registration Rights Agreement to purchasers or transferees of 20% or more of the initial shares of Common Stock owned by Nashua under certain circumstances. The Registration Rights Agreement contains certain indemnification and contribution provisions: (i) by Nashua for the benefit of the Company and related persons; and (ii) by the Company for the benefit of Nashua and related persons, as well as any potential underwriter.

     The Company, its officers and directors and Nashua have agreed that, subject to certain exceptions, for a period of 180 days after the date of this Prospectus, without the prior written consent of the Representative, they will not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock (except Common Stock or securities issued pursuant to the 1996 Stock Incentive Plan described in this Prospectus) or, in the case of the officers and directors and Nashua, in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, or file or cause to be filed any registration statement with the Commission related to any of the foregoing.